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                                                                   Exhibit 10.45

                   EQUIPMENT AND TECHNOLOGY LICENSE AGREEMENT

         THIS EQUIPMENT AND TECHNOLOGY LICENSE AGREEMENT (this "Agreement") is made and entered into as of March 12, 2003 (the "Effective Date"), by and between eMerge Interactive, Inc., a Delaware corporation (the "Manufacturer"), and Excel Corporation, a Delaware corporation (the "Licensee").

                                    RECITALS

         A. Pursuant to that certain Joint Development Agreement between Manufacturer and Licensee, dated January 25, 2002 (the "Development Agreement"), Manufacturer has entered into an agreement with Licensee regarding the development of its VerifEYE Carcass Inspection System; and

         B. Licensee desires to have Manufacturer install the VerifEYE Carcass Inspection System in its Schuyler, Nebraska beef processing facility (the "Facility"). In this regard, Licensee desires to license certain equipment and technology and other intellectual property from Manufacturer relating to the VerifEYE Carcass Inspection System, and Manufacturer desires to license such equipment and technology and other intellectual property to Licensee, upon the terms and conditions contained in this Agreement.

         C. The parties acknowledge that this Agreement is a prototype license agreement that pertains only to the initial deployment of the VerifEYE Carcass Inspection System in the Facility. In this regard, the parties understand that future agreements between the parties relating to the licensing of similar equipment and technology will be upon different terms and conditions, including term and pricing.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the mutual covenants and conditions herein contained, and intending to be legally bound, the parties mutually agree as follows:

         1.   License, Term, Fees.

              (a) Grant. Manufacturer hereby grants to Licensee a non-exclusive license to utilize the equipment and technology described in "Products and Services" on Exhibit A (the "Equipment") during the Term under all intellectual property rights in the equipment and technology including, but not limited to, all rights held by Manufacturer under U.S. 5,914,247, on the terms and conditions set forth in this Agreement. Manufacturer further grants to Licensee a non-exclusive license under all copyrights in any works of authorship provided by Licensee to Manufacturer ("Works") to reproduce, display, perform, or make derivative works from such Works in the context of Licensee's use of the Equipment and in determining the performance specification as set forth in
Section 6.

              (b) Term. The term of this Agreement (the "Term") commences on the date of this Agreement and ends upon the third anniversary of the Date of Acceptance of the Equipment (as defined in Exhibit A under "Payment Schedule"), unless earlier terminated in accordance with the terms of this Agreement.

              (c) Fees. License fees for the Equipment shall be payable in the amounts, at the times and in the manners described in "License Price" and "Payment Schedule" on Exhibit A (the "License Fees"). All amounts due under this Agreement shall be paid to Manufacturer at its address as specified in this Agreement or at such other place as Manufacturer may designate in writing, without notice or demand, and without abatement, setoff, counterclaim, or deduction of any amounts whatsoever, except as otherwise provided in this Agreement. All amounts due and owing to Manufacturer under this Agreement but not paid on the due date thereof shall bear interest at the rate of the lesser of: (i) twelve percent per annum; and (ii) the maximum lawful interest rate permitted under applicable law. Such interest shall accrue on the balance of unpaid amounts from time to time outstanding from the date on which portions of such amounts become due and owing until payment thereof in full. Any service fees shall be discounted from Manufacturer's standard rates by an amount of five percent.

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              (d) Termination Option. Licensee has the option to terminate this
Agreement, without penalty, at the end of the first year of the Term. If Licensee elects to terminate this Agreement, Licensee must provide written notice to Manufacturer at least 60 days prior to the end of the first year of the Term. Notwithstanding the foregoing, this termination option will expire and be of no further force and effect upon Licensee or any of its affiliates placing an order with Manufacturer for equipment and/or technology that is similar to that covered by this Agreement.

              (e) Right of First Refusal. Licensee will have the right of first refusal regarding the installation of Manufacturer's Equipment production units five through twelve (with the Equipment provided under this Agreement being production unit one). This right is triggered upon the acceptance by a potential customer of a quotation or letter of intent from Manufacturer for production unit five that shows the pricing and material transaction terms. Upon acceptance by the potential customer, Manufacturer will provide Licensee with notice of the pending installation, along with the pricing and material terms of that transaction. Upon receipt of that notification, Licensee will have a period of five business days to notify Manufacturer in writing of its intent to exercise its right of first refusal with respect to that production unit and to agree with Manufacturer upon the pricing and material terms of the transaction (which pricing and material terms, other than terms specific to the potential customer's location or installation requirements, will in no event will be less favorable than those provided in such quotation or letter of intent). In the event Licensee provides that notice and agrees with Manufacturer upon the pricing and material terms within that period, Licensee will then have a period of thirty business days to execute a license agreement with Manufacturer for that production unit on substantially similar terms and conditions of this Agreement and with the pricing and material transaction terms agreed to by the parties during the notification period. Also in such an event, Licensee will then have a right of first refusal with respect to the next production unit, up to and including production unit twelve. In the event Licensee fails to provide a timely notice of its intention to exercise its right of first refusal with respect to production unit five, or any subsequent production unit subject to this right, or is unable to agree with Manufacturer upon pricing or material transaction terms within the notice period applicable to any production unit subject to this right, Licensee's right of first refusal will terminate with respect to that and any subsequent production units. In addition and notwithstanding the foregoing, all rights of first refusal provided under this section will terminate six months from the Date of Acceptance.

         3. Time of Performance. Manufacturer agrees to begin performance of its obligations upon the execution of this Agreement promptly, and agrees that, subject to Section 15 (Risk of Loss), Section 26(e) (Force Majeure) or the acts or omissions of Licensee, the Equipment will be delivered to Licensee at the Facility, undamaged and in good working order, no later than April 11, 2003 (the "Delivery Due Date"). Manufacturer and Licensee agree to communicate and to meet in good faith during the time of performance to discuss the status of the project and to help ensure that the Delivery Due Date is met.

         4.   Damages for Late Delivery. Subject to delays caused in whole or in part in connection with or through the operation of Section 15 (Risk of Loss),
Section 26(e) (Force Majeure) or the acts or omissions of Licensee, Manufacturer agrees to pay Licensee the amount of $500.00 for each day by which the actual date of delivery of the Equipment at the facility exceeds the Delivery Due Date, up to a maximum of $10,000.00. Any such amount shall be payable exclusively through deductions from the License Fees.

         5.   Purchase and Acceptance: Limitation of Warranties by Manufacturer.

              (a) Manufacturer warrants that the Equipment shall meet the descriptions and criteria and shall be as warranted as set forth on Exhibit A. Manufacturer further warrants that (i) all work shall be performed in a good, workmanlike and professional manner and (ii) the Equipment shall be (x) of the highest grade and quality unless otherwise specified and shall conform to the specifications, drawings, samples, or other description furnished by Manufacturer or specified by Licensee, (y) fit and sufficient for the purpose disclosed by Manufacturer, and (z) of good material and workmanship and free from defect. Manufacturer further warrants that if the Equipment is subject to the federal "Occupational Safety and Health Act" of 1970, as amended ("OSHA"), or OSHA's state equivalent, or the rules and regulations thereunder that, at the time of delivery, the Equipment will, to the reasonable knowledge of Manufacturer, conform to all applicable standards and requirements set forth in OSHA or rules and regulations in effect at the time of delivery. Manufacturer further warrants that it has rights to grant a sublicense under U.S. 5,914,247 to Licensee in order to allow Licensee to use the Equipment to fullest extent allowed under this Agreement and that Manufacturer will notify Licensee promptly in the event Manufacturer's right to grant such

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sublicense is in danger of being terminated or has been terminated. Manufacturer expressly disclaims all other warranties.

              (b) Manufacturer and Licensee specifically agree that the Equipment is provided as an addition to the Licensee's food safety procedures only, and not as a replacement for such procedures. The Equipment is designed to detect varying levels of plant-based organic contamination which can potentially be transferred from the meat animal hide and/or digestive tract onto the meat surface, and could potentially contain the bacteria commonly found in the digestive tract or on the hide which can cause food borne illnesses. Manufacturer and Licensee specifically acknowledge that the Equipment does not detect bacteria, viruses or parasitic organisms. Accordingly, and in addition to the limitations set forth in the Agreement, Licensee agrees that, should Manufacturer be sued for personal injury allegedly caused by the existence of bacteria, virus or parasitic organisms in a product sold by Licensee, Licensee shall defend, indemnify and hold harmless Manufacturer and Manufacturer's Representatives as set forth in Section 13 of the Agreement.

              (c) NEITHER PARTY, NOR ITS TRANSFEREES OR ASSIGNS, SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES OR FOR ANY INTERRUPTION OF SERVICE OR LOSS OF BUSINESS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NO REPRESENTATION OR WARRANTY BY A PARTY AS TO THE EQUIPMENT OR ANY OTHER MATTER BY A PARTY AS TO THE EQUIPMENT SHALL BE BINDING ON THAT PARTY.

         6. Technical Performance of the Equipment. In the spirit of a mutually cooperative development project involving newly patented technology, both parties agree to employ commercially reasonable efforts toward ensuring maximum performance from the Equipment. Furthermore and as a direct result of the aforementioned, both parties agree to together formulate, within 60 days of the Date of Acceptance, a mutually acceptable performance specification (such as detection levels and equipment reliability) for the Equipment which is descriptive of the Equipment's in-line performance capabilities on a consistent basis, which does not disclose Licensee Confidential Information and which Licensee can acknowledge as representing a new quality-control standard for the meat packing industry. Upon acceptance of the performance specification by Licensee, Licensee shall grant Manufacturer full rights to disclose said performance specification thereafter to any and all parties, accurately and at will.

         7.   Representations.

              (a) Licensee hereby represents that, with respect to this
Agreement: (i) the execution, delivery and performance thereof by Licensee have been duly authorized by all necessary corporate action; (ii) the individual executing such document is duly authorized to do so; and (iii) such document constitutes a legal, valid and binding obligation of Licensee, enforceable in accordance with its terms, subject to applicable bankruptcy law and equity.

              (b) Manufacturer hereby represents that, with respect to this
Agreement: (i) the execution, delivery and performance thereof by Manufacturer have been duly authorized by all necessary corporate action; (ii) the individual executing such document is duly authorized to do so; and (iii) such document constitutes a legal, valid and binding obligation of Manufacturer, enforceable in accordance with its terms, subject to applicable bankruptcy law and equity.

         8. Title. Manufacturer shall at all times retain title to the Equipment, and Licensee shall not represent otherwise to any person or entity. All documents of title and evidences of delivery shall be delivered to Manufacturer. Licensee shall not change or remove any insignia or lettering that is on the Equipment or that is thereafter placed thereon indicating Manufacturer's ownership thereof; and at any time during the term of this Agreement, upon request of Manufacturer, Licensee shall affix to the Equipment, in a prominent place, labels, plates or other markings supplied by Manufacturer stating the owner of the Equipment. Manufacturer is hereby authorized by Licensee to file or record and refile and rerecord Uniform Commercial Code Financing Statements setting forth Manufacturer's interest in the Equipment. Licensee shall indemnify Manufacturer and defend Manufacturer's title against all persons claiming against (through actions other than actions of Manufacturer) or through Licensee, at all times keeping the Equipment free from any legal process or encumbrance whatsoever resulting from, by, or under any acts of Licensee including, but not limited to, liens, attachments, levies and executions, and shall give Manufacturer immediate written notice thereof and shall indemnify Manufacturer from any loss caused thereby.

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Licensee shall execute and deliver to Manufacturer, upon Manufacturer's request, such further instruments and assurances as Manufacturer deems reasonably necessary or reasonably advisable for the confirmation or perfection of Manufacturer's rights hereunder. Licensee acknowledges that this Agreement does not confer on Licensee any rights to use Manufacturer's graphic designs, copyrights, trademarks, trade dress, trade secrets, know-how or any other intellectual property owned or controlled by Manufacturer that is not expressly included in the definition of Confidential Information or "Equipment." Such rights may only be conferred on Licensee in a separate written license agreement executed by both parties.

         9. Care and Use of Equipment. Manufacturer shall maintain and service the Equipment as described in "Maintenance and Service" and "Improvements" on Exhibit A. In all other respects, except for damage or repairs due to the acts or omissions of Manufacturer or its employees, agents or contractors, Licensee at its own cost and expense shall maintain the Equipment in good operating condition, repair and appearance, and Licensee shall protect the same from deterioration, other than normal wear and tear. Licensee shall use the Equipment in the regular course of business only, within its normal capacity, without abuse, and in the manner contemplated by the parties as of the date of this Agreement. Licensee shall comply with all laws, ordinances, regulations, requirements and rules with respect to the use and operation of the Equipment, and shall not make (except in conjunction with Manufacturer in accordance with Section 10 (Upgrades and Additions)) any modification, alteration or addition to the Equipment. Neither Licensee nor its employees, agents or representatives shall tamper with, disassemble, revise, engineer or otherwise examine the manual workings of the Equipment. If through the negligence of Licensee or the breach of this Agreement by Licensee repairs are required of Manufacturer then Licensee shall reimburse Manufacturer for all reasonable costs incurred by Manufacturer in making such repairs or performing such maintenance, if Licensee has not made such repairs or performed such maintenance within a reasonable time following Manufacturer's written notice to Licensee. Manufacturer shall have the right during normal business hours, upon reasonable prior notice to Licensee and subject to applicable laws and regulations, to enter the Facility in order to inspect, observe or, upon an Event of Default (as defined below), remove the Equipment, or otherwise protect Manufacturer's interest, and Licensee shall cooperate fully in affording Manufacturer the opportunity to do the same. Licensee shall permit Manufacturer to review all documentary and electronic information relating to the Equipment and the operation of it.

         10. Upgrades And Additions. Additions, modifications, alterations and upgrades to the Equipment shall be conducted only as described in "Improvements" on Exhibit A, and each shall be conducted only with the consent of and by Manufacturer, not to be unreasonably withheld or delayed. In consideration of Licensee's purchase of a license for the Equipment, Manufacturer agrees to offer Licensee, at a price and upon terms to be negotiated between the parties but at a discount from prices offered to the rest of the meat packing industry, all improvements made by Manufacturer to substantially similar Equipment sold or licensed by Manufacturer during the term of this Agreement. All additions, modifications, alterations and upgrades to the Equipment and to Manufacturer Confidential Information shall be handled pursuant to Article 7 of the Development Agreement.

         11. Net Fees; Taxes. The License Fee under this Agreement are net to the Manufacturer, and Licensee shall pay to Manufacturer, when due, all taxes and charges (other than income taxes imposed on Manufacturer), including all sales, use, excise, personal property, stamp, documentary and ad valorem taxes, license and registration fees, assessments, fines, penalties, freight, transportation and similar charges imposed on the ownership, possession, licensing, operation or use of the Equipment during the term of this Agreement. In the event of a continuing default by Licensee, Licensee shall pay to Manufacturer all costs and expenses, storage, caretaking and repossession expenses in connection with the enforcement of Manufacturer's rights under this Agreement.

         12. Relationship of the Parties. Licensee shall be considered to be an independent contractor. The relationship shall not be construed to be that of employer and employee, and shall not constitute a partnership, joint venture or agency of any kind. Neither party shall have any right to enter into any contracts or commitments in the name of, or on behalf of, the other, or to bind the other in any respect whatsoever. In addition, neither party shall obligate or purport to obligate the other by issuing or making any affirmations, representations, warranties or guaranties with respect to the Equipment to any third party.

         13.  Indemnification.

              (a) Except to the extent caused by the negligent acts or omissions of Manufacturer or its officers, directors, employees, agents or contractors (the "Manufacturer Representatives") or by the breach of this Agreement by Manufacturer, Licensee shall indemnify, protect and save Manufacturer and the Manufacturer

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Representatives harmless from all claims, demands, suits or actions (including attorney fees incurred in connection therewith) that may be asserted against Manufacturer or any Manufacturer Representative relating to (i) Licensee's indemnification obligations contained in Section 5(b), (ii) acts of negligence or willful conduct by Licensee or any Licensee Representative in connection with the Equipment, or (iii) Licensee's breach of this Agreement. These indemnification obligations shall continue in full force and effect notwithstanding the termination of this Agreement.

              (b) Except to the extent caused by the negligent acts or omissions of Licensee or its officers, directors, employees, agents or contractors (the "Licensee Representatives") or by the breach of this Agreement by Licensee, Manufacturer shall indemnify, protect and save Licensee and the Licensee Representatives harmless from all claims, demands, suits or actions (including attorney fees incurred in connection therewith) that may be asserted against Licensee or any Licensee Representative relating to (i) any alleged or actual, direct or contributory infringement of patent or other intellectual property, arising from the use of the Equipment, (ii) acts of negligence or willful conduct by Manufacturer or any Manufacturer Representative or (iii) Manufacturer's breach of this Agreement. These indemnification obligations shall continue in full force and effect notwithstanding the termination of this Agreement.

              (c) In the event a claim against an indemnified party arises to which the indemnity of this section is applicable, notice shall be given promptly by the indemnified party to the indemnifying party and the indemnifying party shall have the right to control the defense of such claim and to select lead counsel to defend such claim, at the sole cost and expense of the indemnifying party; provided that in no event shall an indemnifying party enter into any settlement without the consent of the indemnified party, which consent shall not be unreasonably withheld. The indemnified party may select counsel to participate in any such defense at the sole cost and expense of the indemnified party. In connection with any claim, the parties shall cooperate with each other and provide each with access to relevant books and records in their possession, as well as necessary employees or other agents.

         14.  Insurance.

              (a) Licensee shall obtain and maintain or self insure for the Term, at its own expense, property damage and liability insurance and insurance against loss or damage to the Equipment (including so-called extended coverage), as a result of theft and such other risks of loss as are normally maintained on equipment of the type licensed under this Agreement by companies carrying on the business in which Licensee is engaged, in such amounts, in such form and with such insurers as shall be reasonably satisfactory to Manufacturer. Each insurance policy shall provide that it may not be canceled or altered without at least 30 days prior written notice thereof being given to Manufacturer or its successor and assigns.

              (b) Manufacturer agrees that during the Term it and any subcontractor it provides to perform installation, service or maintenance at the Facility, shall maintain a policy or policies of insurance as set forth below:

                  (i) worker's compensation, employer's liability insurance and other legally required employer's insurance in accordance with and meeting all requirements of applicable State and Federal law; and

                  (ii) general liability insurance (including contractual liability) in amounts not less than $2,000,000 per occurrence, combined single limits.

              (c) Each party shall provide the other evidence of the above-required insurance in the form of certificates of insurance. These certificates of insurance shall contain a provision that 30 days' prior written notice of cancellation will be provided to the other party.

         15. Risk of Loss. Except to the extent caused by the acts or omissions of Manufacturer or any Manufacturer Representative or arising out of a breach of this Agreement by Manufacturer, Licensee shall bear the entire risk of the Equipment being lost, destroyed or otherwise unfit or unavailable for use from any cause whatsoever (an "Event of Loss") after it has been delivered by the Manufacturer to the common carrier for shipment to Licensee. If an Event of Loss shall occur with respect to the Equipment, Licensee shall promptly notify Manufacturer of that fact in writing. Except to the extent caused by the acts or omissions of Manufacturer or any Manufacturer Representative or arising out of a breach of this Agreement by Manufacturer, on the License Fee payment date following Manufacturer's receipt of such notice, Licensee shall pay to Manufacturer an amount equal

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to the License Fee payment due and payable with respect to the Equipment on or prior to such date, plus a sum equal to the casualty value of the Equipment as of the date of such payment (which, for purposes of this Agreement, shall be determined in good faith by Manufacturer and Licensee in direct relation to the value of the portion of the Equipment deemed to have been lost, and in no case to exceed $200,000.00).

         16. Default. Notwithstanding anything to the contrary contained in this Agreement, if any one of the following events (an "Event of Default") shall occur, then to the extent permitted by applicable law, the non-defaulting party shall have the right, but not the obligation, to exercise any one or more of the remedies set forth in Section 17 below:

              (a) Licensee fails to pay any Licensee Fee or other payment under this Agreement when due and after receiving written notice of non-payment from Manufacturer does not make such payment within three business days;

              (b) any representation or warranty of either party made in this Agreement shall prove to have been false or misleading in any material respect as of the date when it was made;

              (c) either party breaches any covenant, warranty or agreement hereunder, and such breach continues for 10 business days after receipt of written notice of such breach, or such additional reasonable time (not to exceed 60 days) if such breach cannot reasonably be cured in such 10 business day period; or

              (d) either party is dissolved, becomes insolvent or makes an assignment for the benefit of creditors, a receiver, trustee, conservator or liquidator of all or a substantial part of its assets is appointed with or without its application or consent or a petition is filed or consented to such party under the Federal Bankruptcy Code or other law of the United States or of any other competent jurisdiction, or under any insolvency law or laws providing for the relief of debtors, or a petition or other proceeding is filed or commenced against such party thereunder and not dismissed or stayed within 30 days thereafter.

         17.  Remedies.

              (a) Upon the occurrence and during the continuance of an Event of Default by Licensee, in addition to any rights or remedies available at law or in equity, Manufacturer may, at its option, exercise any one or more of the following remedies:

                  (i) cause Licensee to (and Licensee agrees that it will), upon written demand of Manufacturer and at Licensee's expense, promptly return to Manufacturer at a location in the continental United States designated by Manufacturer the Equipment in accordance with all of the terms of this Agreement, or Manufacturer, at its option, may enter upon the premises where the Equipment is located and take immediate possession of and remove the same, all without liability for unreasonable damage to property or otherwise and without being guilty of trespass or conversion as to the Equipment;

                  (ii) sell any or all of the Equipment at public or private sale, with notice to Licensee or advertisement, or otherwise dispose of, hold, use, operate, lease to others, or keep idle the Equipment, all as Manufacturer in its sole discretion may determine and all free and clear of any rights of Licensee and without any duty to account to Licensee for such action or inaction or for any proceeds with respect thereto, except as hereinafter provided or required by applicable law (with all notices of any sale, lease or other disposition of the Equipment being sent to Licensee at least 10 days prior to such disposition or such other action, and shall constitute reasonable, fair notice to Licensee of any such disposition);

                  (iii) enter upon the premises where the Equipment or any item thereof is located and render the Equipment or such item inoperable but not so as to diminish its value;

                  (iv) exercise any other right that may be available to it under the Uniform Commercial Code or any other applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof or to rescind this Agreement as to the Equipment; or

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              (v) (exclusive of any one or more of the foregoing remedies), by written notice to Licensee, cause Licensee to (and Licensee agrees that it will) pay to Manufacturer (as liquidated damages for loss of a bargain and not as a penalty) on the date specified in such notice an amount equal to the then present value of all unpaid payments due under this Agreement that, absent an Event of Default, would have been payable under this Agreement for the full Term, and in such event Licensee shall enjoy the same rights and privileges and retain the same obligations (other than the obligation to pay License Fees) for the balance of the Term and at the end of the Term as if no default had occurred and all license fee obligations had been prepaid in full or otherwise satisfied completely. In addition, Licensee shall continue to be liable for all covenants and indemnities under this Agreement and for all attorney fees and other costs and expenses incurred by Manufacturer, including, but not limited to, placing any Equipment in the condition required by this Agreement upon redelivery.

              (b) Upon the occurrence and during the continuance of an Event of Default by Manufacturer, in addition to any rights or remedies available at law or in equity, Licensee may, at its option, terminate this Agreement and return the Equipment without further obligation to Manufacturer.

              (c) No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; and the rights or remedies provided herein or by applicable law, including, without limitation, re-entry upon premises or repossession of the Equipment, will not be considered an election of remedies, waiver of either party's rights hereunder or under applicable law or termination or surrender of this Agreement.

         18. Return of Property. Upon the termination of this Agreement or the expiration of the Term, Manufacturer, at Licensee's expense, shall promptly remove the Equipment from the Facility. At the time of removal, the Equipment shall be in good order and condition, reasonable wear and tear excepted and except to the extent due to the acts or omissions of Manufacturer or any Manufacturer Representative or the breach of this Agreement by Manufacturer. Licensee shall also pay to Manufacturer such sums as may be reasonably necessary to cover replacement for all damaged, broken or missing parts of the Equipment, reasonable wear and tear excepted.

         19. Safety. Manufacturer and its contractors performing installation, service and maintenance at the Facility shall complete and sign Licensee's Contractor Safety Pre-Qualification form attached as Exhibit B and incorporated herein, and shall abide by Licensee's safety rules, policies and procedures as outlined in Licensee's Safety Guidelines Handbook or as otherwise communicated by Licensee to Manufacturer or its contractors, including, without limitation the Drug/Alcohol Testing Addendum attached as Exhibit C.

         20. Compliance with Laws. Both parties warrant that their performance under this Agreement shall be rendered in material accordance with all applicable laws, rules, regulations and ordinances.

         21. Patents. Manufacturer warrants that none of the Equipment violates any patents or other intellectual property rights of third parties. If it should be determined that any Equipment sold hereunder infringes any existing patent or other intellectual property rights of a third party, the Manufacturer shall indemnify Licensee and defend the action on behalf of Licensee, at Manufacturer's expense and, at Manufacturer's option: (i) modify, at Manufacturer's expense, the Equipment to make it non-infringing or to provide substantially similar benefit to Licensee (or in such other way as is reasonably acceptable to Licensee); (ii) replace, at Manufacturer's expense, the infringing Equipment with non-infringing equipment or that provides substantially similar benefit to Licensee (or in such other way as is reasonably acceptable to Licensee); or (iii) terminate this Agreement and remove the Equipment from the Facility at Manufacturer's expense.

         22. Modification. No modification or change may be made in this Agreement except by a writing signed by a duly authorized representative of each party.

         23. Assignment. Except by Licensee to a subsidiary or commonly controlled affiliate, or except in the case of a sale of the Facility, this Agreement and the rights and obligations hereunder may not be assigned, delegated or transferred by the Licensee without the prior written consent of the Manufacturer. Manufacturer may, without Licensee's consent, assign or transfer this Agreement or the Equipment, any fees or other sums due or to become due under this Agreement, and in such event Manufacturer's assignee or transferee shall have all the rights, obligations, powers, privileges and remedies of Manufacturer under this Agreement, and Licensee's obligations

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hereunder shall not be subject to any defense, offset or counterclaim available to Licensee against Manufacturer. In any case of assignment by either party, the assigning party shall remain liable to the other party for the rights, obligations, powers, privileges and remedies of the other party with respect to such assignee.

         24. Other Prohibitions Related to the Lease and Equipment. Without the prior written consent of Manufacturer, such consent not to be unreasonably withheld, Licensee shall not: (a) sublease any of the Equipment; (b) create or incur, or permit to exist, any lien or encumbrance with respect to any of the Equipment, or any part thereof; or (c) move any of the Equipment from the location at which it is first installed.

         25. Notice. Any and all notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date hereof by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by mail or by telex or facsimile transmission, at the respective addresses or transmission numbers set forth below and shall be effective (a) in the use of personal delivery, telex or facsimile transmission, when received; (b) in the case of mail, upon the earlier of actual receipt or three (3) business days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of nationally recognized overnight courier service, one (1) business day after delivery to such courier service together with all appropriate fees or charges for such delivery. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section 22. All communications must be in writing and addressed as follows:

              Manufacturer:  eMerge Interactive, Inc.
                                 10315 102nd Terrace
                                 Sebastian, FL  32958
                                 Telecopy: (561) 589-3779
                                 Attention: Rich Stroman

              Copy To: Jenkens & Gilchrist, a Professional Corporation 1445 Ross Avenue
                                 Suite 3200
                                 Dallas, Texas 75202-2799
                                 Attention: Michael J. Pendleton, Esq.
                                 Telecopier: (214) 855-4300

              Licensee:          Excel Corporation
                                 151 North Main Street
                                 Wichita, KS 67202
                                 Attention: Steve Mellinger, Vice President
                                 Telecopier: (316) 291-_____

              Copy To:           Excel Corporation
                                 151 North Main Street
                                 Wichita, KS 67202
                                 Attention: Legal Department
                                 Telecopier: (316) 291-3499

         26. Waiver. None of the conditions or provisions of this Agreement shall be held to have been waived by any act or knowledge on the part of either party, except by an instrument in writing signed by a duly authorized officer or representative of the parties. Further, the waiver by either party of any right or the failure to enforce at any time any of the provisions of this Agreement, or any related rights, shall not be deemed to be a waiver of any other rights or any breach or failure of performance of the other party.

         27. Confidentiality. Both parties acknowledge that, in the course of performing their respective obligations under this Agreement, they may receive from the other party certain confidential and proprietary information, including data, specifications, processes, policies, technologies, methods, formulae, and performance and other information of the other party (collectively, "Confidential Information"). Both parties agree to limit disclosure and access to the Confidential Information to such of their employees as are directly involved with work required by this Agreement and then only to the extent as is necessary and essential to complete such work. Each party will ensure that their respective employees shall preserve the confidential nature of the Confidential Information. Neither party shall disclose any of the Confidential Information to any other party, in whole or in part, directly or indirectly, unless authorized in writing by the other party. The parties shall, at all times, take proper and appropriate steps to protect the Confidential Information. Confidential Information shall be used only in connection with performance of this Agreement. No other use of it will be made by the receiving party or its employees, it being recognized that the disclosing party has reserved all rights to the Confidential Information. The term Confidential information shall not include information which (i) is in the public domain prior to disclosure to the receiving party, (ii) is lawfully in the receiving party's possession prior to disclosure, (ii) becomes part of the public domain by publication or otherwise through no unauthorized act or omission on the part of the receiving party. The receiving party will not duplicate the Confidential Information, in whole or in part, except to the extent necessary to perform its obligations under this Agreement. The Confidential Information shall remain the property of the disclosing party and shall be returned to the disclosing party upon termination of this Agreement. The obligations under this section shall survive termination of this Agreement.

         28. Visitation Rights. When in the company of personnel of other meat packing companies that are pre-announced by Manufacturer to Licensee and pre-authorized each time by Licensee to Manufacturer, Licensee agrees to allow visitation rights to the Equipment installation site, expressly for the purpose of viewing the Equipment in operation, on date(s) and time(s) to be determined by Licensee in common accord with Manufacturer.

         29.  Miscellaneous.

              (a) Severability. If any provision of this Agreement is declared invalid or unenforceable, this Agreement shall endure except for the part declared invalid or unenforceable. The parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement.

              (b) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              (c) Entire Agreement. This Agreement supercedes and cancels any previous agreements or understandings, whether oral, written or implied, heretofore in effect and sets forth the entire agreement between Manufacturer and Licensee with respect to the subject matter hereof, including the Development Agreement (other than with respect to the confidentiality and publicity and publications provisions contained in that agreement). In the event of a conflict between the Development Agreement and this Agreement, the terms of this Agreement shall control.

              (d) Specific Performance. In addition to such other remedies as may be available under applicable law, the parties acknowledge that the remedies of specific performance and/or injunctive relief shall be available and proper if either party fails or refuses to perform its duties or fulfill its covenants hereunder.

              (e) Force Majeure. No party to this Agreement shall be responsible for any delays or failure to perform any obligation under this Agreement due to acts of God, strikes or other disturbances, including without limitation war, insurrection, embargoes, governmental restrictions, acts of governments or governmental authorities, and any other cause beyond the control of such party. During an event of force majeure the parties' duties to perform obligations set forth in this Agreement shall be suspended.

              (f) Governing Law. This Agreement shall be construed in accordance with the laws of the state of Delaware without giving effect to the principles of conflict of laws.

              (g) Publicity. The provisions of "Article 4 - Publicity and Publications" of the Joint Development Agreement shall continue to be in force and effect and shall apply to this Agreement, with such provisions being incorporated into this Agreement by reference.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first written above.

LICENSEE:

EXCEL CORPORATION


By:    /s/ Stephen C. Mellinger
   ---------------------------------------
Name:  Stephen C. Mellinger
     -------------------------------------
Title: Vice President
      ------------------------------------


MANUFACTURER:

EMERGE INTERACTIVE, INC.


By:    /s/ David C. Warren
   ---------------------------------------
Name:  David C. Warren
      ------------------------------------
Title: President/CEO
      ------------------------------------

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